Exhibit 10.1

AMENDMENT

TO

FORWARD PURCHASE AGREEMENT

This AMENDMENT (this “Amendment”) is made as of July 26, 2021 and amends that certain Forward Purchase Agreement (the “Agreement”), dated as of November 18, 2020, by and between Investindustrial Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Strategic Holding Group S.à r.l., a private limited liability company under the laws of Luxembourg (the “Purchaser”). The Company and the Purchaser shall be referred to herein from time to time collectively as the “Parties” and each individually as a “Party”. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

RECITALS

WHEREAS, on July 18, 2021, the Company, Ermenegildo Zegna Holditalia S.p.A., a joint stock company incorporated under Italian law (“Zegna”), and EZ Cayman, a Cayman Islands exempted company (“Merger Sub”), entered into that certain Business Combination Agreement (the “BCA”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving entity in the merger and, after giving effect to such merger, the Company will become a subsidiary of Zegna, on the terms and subject to the conditions therein (such transaction and the other transactions consummated pursuant to the BCA, the “Transaction”);

WHEREAS, in connection with the Transaction, and in accordance with Section 6.22 of the BCA, the Parties desire to amend the Agreement such that, as amended, the Purchaser will commit to purchase from the Company 22,500,000 Class A ordinary shares of IIAC for an aggregate purchase price of €184,500,000, subject to adjustment in accordance with the terms set forth in this Amendment, which purchase shall be consummated on the Closing Date;

WHEREAS, Section 8(l) of the Agreement provides that the Agreement may not be amended, modified or waived, except with the prior written consent of the Parties; and

WHEREAS, the Parties desire to modify and amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

AMENDMENT

1. Section 1(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 22,500,000 Forward Purchase Shares (the “Number of Forward Purchase Shares”) for an aggregate purchase price of €184,500,000 (the “FPS Purchase Price”).

2. The Agreement is hereby amended by adding the following as a new Section 1(a)(iv):

Notwithstanding Section 1(a)(i), if, at the FPS Closing, the effective issue price per Forward Purchase Share would be less than $9.65 (as determined in good faith by the Company’s Board of Directors by dividing the product of €184,500,000 multiplied by the Spot Conversion Rate (as defined herein) as of such date by 22,500,000 (the “Effective Share Issue Price”), then the FPS Purchase Price shall be increased to a Euro amount such that the Effective Share Issue Price is equal to at least $9.65. For purposes of this Agreement, the “Spot Conversion Rate” shall be, as of any date of determination, a fraction the numerator of which is the number of US Dollars that each Euro could be converted into at prevailing spot rates of exchange as of such date (calculated by reference to a generally elected pricing source selected by the Company’s Board of Directors in its good faith) and the denominator of which is 1 Euro.

3. The Agreement is hereby amended by deleted Section 4(c) in its entirety.

4. Solely in the event that the BCA is terminated in accordance with its terms, then the amendments contained in Sections 1, 2 and 3 of this Amendment shall be automatically deleted and reversed, and Section 1(a)(i) of the Agreement shall be amended and restated in its entirety as follows:

The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (1) the number of Forward Purchase Shares which is the quotient of (x) the amount of capital committed to the Purchaser and allocated to this Agreement as notified by the Purchaser to the Company as promptly as practicable after the date hereof and no later than five (5) Business Days prior to such time as any definitive agreement with respect to a Business Combination is executed by the Company (the “Allocation Notice”), which amount shall be no more than $250,000,000, and (y) $10.00 (the “Number of Forward Purchase Shares”), for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPS Purchase Price”).

5. Except as specifically provided for in this Amendment, no changes, amendments or other modifications have been or are being made to the terms of the Agreement, which such terms are hereby ratified and confirmed and remain in full force and effect.

6. Whenever the Agreement is referred to in the Agreement or in any other agreement, document or instrument (including the terms “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” and terms of similar import), such reference shall be deemed to be to the Agreement as amended by this Amendment.

7. Sections 8(g), 8(i), 8(k) and 8(m) of the Agreement are hereby incorporated (mutatis mutandis) by reference in their entirety to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date first set forth above by their duly authorized representatives.

INVESTINDUSTRIAL ACQUISITION CORP.

By:	/s/ Andrea Cicero

Name:	Andrea Cicero

Title:	CFO

STRATEGIC HOLDING GROUP S.À R.L.

By:	/s/ Marvin Martins

Name:	Marvin Martins

Title:	Manager

[Signature Page to Amendment to Forward Purchase Agreement]